UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2020

EMERALD BIOSCIENCE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-55136	45-0692882
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5910 Pacific Center Blvd, Suite 320, San Diego, CA 92121

(Address of principal executive offices)

(949) 480-9051

(Registrant’s telephone number, including area code)

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation of Chief Executive Officer, Chief Medical Officer and Member of the Board

On August 7, 2020, Emerald Bioscience, Inc. (the “Company”) entered into a separation agreement and release (the “Separation Agreement”) with Brian Murphy, pursuant to which, Mr, Murphy resigned as the Company’s Chief Executive Officer and a member of the Board of Directors of the Company (the “Board”), effective August 7, 2020 (the “Separation Date”).

Mr. Murphy has agreed to certain ongoing cooperation obligations and to provide certain releases and waivers as contained in the Separation Agreement. As consideration under the Separation Agreement, the Company has agreed to provide Mr. Murphy with certain compensation and benefits as follows: (i) an aggregate gross sum of $195,000, less federal and state withholdings, as salary continuation over six months in accordance with the Company’s standard biweekly payroll practice; and (ii) Company’s healthcare benefits (for similarly situated executives as amended from time to time), for a period of six months from the Separation Date.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Separation Agreement, a copy of which is filed hereto as Exhibit 10.1, and which is incorporated herein by reference.

Appointment of New Chief Executive Officer

On August 7, 2020, the Board appointed Punit Dhillon as the new Chief Executive Officer of the Company, effective immediately upon the entry of the Separation Agreement. Concurrently with his appointment, Mr. Dhillon resigned as a member of each of the Audit Committee, Compensation Committee and Nomination and Corporate Governance Committee of the Board, effective August 7, 2020. Mr. Dhillon remains as the Chairman of the Board and Chairman of the Finance and Business Development Committee.

In connection with his appointment, the Company has agreed to grant Mr. Dhillon options to purchase 9,000,000 shares of the Company’s common stock at an exercise price of $0.045 per share, with 10% of such options vested immediately upon grant and the remaining 90% vesting equally on each six-month anniversary of the grant date over four and a half years.

In addition, the Company has entered into a new employment agreement with Mr. Dhillon, which provides for an annual base salary of $400,000 per year and an annual discretionary bonus up to fifty percent (50%) of his base salary based in part on Mr. Dhillon’s achievement of milestones agreed to by the Board or the Compensation Committee of the Board. Mr. Dhillon will also receive the normal benefits available to other similarly situated executives and will be entitled to severance pay under the circumstances described below.

Mr. Dhillon’s employment with the Company is at-will. Except for termination of Mr. Dhillon’s employment for “Cause,” “By Death” or “By Disability” (as such terms are defined in the new employment agreement), Mr. Dhillon will be entitled to a minimum six months’ severance if he is terminated by the Company without cause. Under his new employment agreement, Mr. Dhillon will be eligible to receive a 12-months’ severance if he is employed by the Company for at least 12 months commencing on August 10, 2020, or a 24 months’ severance if he is employed by the Company for at least 24 months commencing on August 10, 2020.

Mr. Dhillon’s new employment agreement also contains certain restrictive covenants, including confidentiality and non-solicitation clause.

The foregoing summary of Mr. Dhillon’s new employment agreement does not purport to be complete and is qualified in its entirety by the full text of such agreement, a copy of which is filed hereto as Exhibit 10.2, and which is incorporated herein by reference.

Appointment of New Independent Director

On August 7, 2020, the Board appointed Dr. Margaret Dalesandro as an independent Director of the Board, and a member of each of the Audit Committee, Compensation Committee and Chairwoman of the Nomination and Corporate Governance Committee of the Board, effective August 7, 2020. As compensation for her services, Dr. Dalesandro will receive (i) an annual cash fee of $52,500, and (ii) options to purchase 250,000 shares of the Company’s common stock at an exercise price of $0.045 per share, with 10% of such options vested immediately upon grant and the remaining 90% vesting equally on each six-month anniversary of the grant date over two years.

Dr. Margaret Dalesandro currently serves on the board of OncoSec Medical Incorporated, a company listed on NASDAQ and a late-stage biotechnology company focused on designing, developing and commercializing innovative therapies and proprietary medical approaches to stimulate and to guide an anti-tumor immune response for the treatment of cancer. In addition, Dr. Dalesandro is currently a pharmaceutical development consultant with Brecon Pharma Consulting LLC. Dr. Dalesandro has over twenty-five years of experience leading strategic product development in the pharmaceutical, biotechnology and diagnostics industries. She has previously served as a Business Director of Integrative Pharmacology at Corning, Incorporated, as a Vice President of Project, Portfolio and Alliance Management at ImClone Systems Inc., as an Executive Director of Project and Portfolio Management at GlaxoSmithKline, and as a Senior Consultant at Cambridge Pharma Consultancy over the course of her career. Dr. Dalesandro earned her Ph.D. in Biochemistry from Bryn Mawr College and completed a NIH Post-Doctoral Fellowship in Molecular Immunology at the Wake Forest University School of Medicine.

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Adoption of Amendment No. 2 to 2014 Omnibus Incentive Plan

On August 7, 2020, the Board approved an Amendment No. 2 (the “Amendment”) to the Company’s 2014 Omnibus Incentive Plan (as amended, the “Amended Plan”). The Amendment removed certain restrictions on the number of shares of common stock and the amount of cash-based awards up to which participants of the Amended Plan can receive in a calendar year.  We qualify our description herein in its entirety by reference to the Amendment, which we have included as Exhibit 10.3 hereto and also incorporate herein by reference.

Section 8 – Other Events

Item 8.01 Other Events.

On August 10, 2020, the Company issued a press release announcing the appointment of Mr. Dhillon as the new Chief Executive Officer. A copy of the press release is attached hereto as Exhibit 99.1.

The information set forth in Item 8.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any of the Company’s filings with the Securities and Exchange Commission under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except as expressly set forth by specific reference in such a filing.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1*	Separation and Release Agreement, dated August 7, 2020, by and between Emerald Bioscience, Inc. and Brian Murphy
10.2*	Employment Agreement, dated August 10, 2020, by and between Emerald Bioscience, Inc. and Punit Dhillon
10.3*	Amendment No. 2 to 2014 Omnibus Incentive Plan
99.1	Press Release dated August 10, 2020

_________

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERALD BIOSCIENCE, INC.

Dated: August 12, 2020	By:	/s/ Elena Traistaru
Elena Traistaru
Chief Financial Officer

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